Exhibit 10.7
FORBEARANCE AGREEMENT

This Forbearance Agreement (this “Forbearance”) is entered into as of April 1, 2019 by and between Monitronics International, Inc., a Texas corporation (the “Borrower”), each other Loan Party to the Credit Agreement (as defined herein), Bank of America, N.A., as administrative agent (in such capacity, the “Administrative Agent”) and certain Lenders party hereto.

RECITALS

A.    The Borrower is a party to that certain Credit Agreement dated as of March 23, 2012, by and among the Borrower, the Administrative Agent, and the Lenders from time to time party thereto, as amended by Amendment No. 1 to Credit Agreement and Consent dated as of November 7, 2012, Amendment No. 2 to Credit Agreement dated as of March 25, 2013, Amendment No. 3 to the Credit Agreement and Amendment No. 1 to Guaranty Agreement dated as of August 16, 2013, Amendment No. 4 to Credit Agreement dated as of February 17, 2015, Amendment No. 5 to Credit Agreement dated as of April 9, 2015, Amendment No. 6 to Credit Agreement dated as of September 30, 2016, and Amendment No. 7 to Credit Agreement dated as of December 29, 2016 (as so amended, the “Credit Agreement”).

B.    The Borrower has informed the Administrative Agent and the Lenders that it anticipates that as of April 1, 2019, certain Defaults or Events of Default will occur under the Credit Agreement (as detailed in Section 4 of this Forbearance, the “Specified Defaults”). The Borrower has requested a temporary forbearance on enforcement of the Specified Defaults.

C.    The Required Lenders are willing to temporarily forbear on enforcement of the Specified Defaults, subject to the terms and conditions contained herein.
Now, therefore, in consideration of the mutual covenants and agreements contained herein and other good and valuable consideration, the Administrative Agent, the Borrower, and the undersigned Lenders hereby acknowledge, agree and consent to the following:

1.    Defined Terms. Unless otherwise defined herein, capitalized terms used herein shall have the meanings, if any, assigned to such terms in the Credit Agreement.

2.    Interpretation. The rules of interpretation set forth in Section 1.02 of the Credit Agreement shall be applicable to this Forbearance and are incorporated herein by this reference.

3.    Acknowledgment by the Borrower.

(a)The Borrower hereby acknowledges and agrees that (i) as of April 1, 2019, the Specified Defaults will have occurred and be continuing; and (ii) should any Specified Defaults constitute or mature into, after the expiration of any applicable grace period under the Credit Agreement, an Event of Default, all Obligations under the Loan Documents could be declared immediately due and payable, and each of the Administrative Agent and the Lenders would have full legal right to exercise any and all of their respective rights and remedies under the Loan Documents or otherwise available at law and in equity with respect thereto.

(b)Each Loan Party acknowledges and agrees that this Forbearance shall not in any manner limit or restrict any rights or remedies available to the Administrative Agent or the Lenders under the Credit Agreement or the other Loan Documents, as amended hereby, or under applicable law as a result of any Default or Event of Default now or hereafter existing other than with respect to the Specified Defaults during the Forbearance Period (as defined herein). The Borrower agrees that its Obligations to the Administrative Agent and the Lenders as evidenced by or otherwise arising under the Credit Agreement and the other Loan

Documents, except as expressly modified in this Forbearance upon the terms set forth herein, are, by the Borrower’s execution of this Forbearance, ratified and confirmed in all respects and the Borrower confirms that its Obligations under the Loan Documents are not subject to any claims or defenses whatsoever.

(c)    Each Loan Party acknowledges and agrees that this Forbearance is limited in time and scope and is subject to the terms and conditions set forth herein. Each Loan Party further acknowledges and agrees that on the Forbearance Termination Date the Specified Defaults shall be reinstated automatically, ab initio, without further action by the Administrative Agent or any of the Lenders, and the Administrative Agent and the Lenders shall be entitled to exercise all rights and remedies in respect thereof under the Credit Agreement, the other Loan Documents and applicable law.

4.    Forbearance. During the period (the “Forbearance Period”) commencing on the Forbearance Effective Date (as defined herein) and ending on the date (the “Forbearance Termination Date”) which is the earliest to occur of (a) April 30, 2019, (b) the failure to meet any Milestone (as defined in Section 8 hereof); (c) the occurrence of any Default or Event of Default under the Credit Agreement (other than the Specified Defaults), (d) the failure of the Borrower to comply with any of the requirements of Section 6 or Section 7 hereof, (e) the acceleration of the 9.125% Senior Notes due 2020 (the “Notes”) issued pursuant to that certain Indenture dated as of March 23, 2012 (the “Notes Indenture”) by and among the Borrower, the guarantors party thereto, and U.S. Bank National Association, as trustee (in such capacity, the “Notes Trustee”), or (f) any action by the Notes Trustee and/or any holder of the Notes to exercise rights or remedies pursuant to the Notes Indenture after an Event of Default (as defined in the Notes Indenture), the Required Lenders hereby forbear upon enforcement of:

(a)the requirement of Section 6.01(a) of the Credit Agreement that the report and opinion of Ernst & Young, KPMG or another independent certified public accountant of nationally recognized standing reasonably acceptable to the Required Lenders delivered with respect to the consolidated balance sheet of the Borrower and its Subsidiaries as at the end of the fiscal year ended December 31, 2018, and the related consolidated statement of income or operations, and consolidated statement of changes in shareholders’ equity, and cash flows for such fiscal year, not include an explanatory paragraph expressing substantial doubt about the ability of the Borrower or any Loan Party to continue as a going concern or any qualification or exception as to the scope of such audit; and

(b)any Default or Event of Default under Section 8.01(e) of the Credit Agreement, resulting from the Borrower’s failure to make the interest payment due on April 1, 2019 under the Senior Unsecured Notes.

Upon the Forbearance Termination Date, (i) the forbearance set forth in this Section 4 of this Forbearance shall terminate automatically and be of no further force or effect, and (ii) subject to the terms of the Loan Documents and applicable law, the Administrative Agent and each Lender shall be free in its sole and absolute discretion, without limitation, to proceed to enforce any or all of its rights and remedies set forth in the Credit Agreement, the other Loan Documents and applicable law. In furtherance of the foregoing, and notwithstanding the occurrence of the Forbearance Effective Date, each Loan Party acknowledges and confirms that, subject to the Forbearance, all rights and remedies of the Administrative Agent and the Lenders under the Loan Documents and applicable law with respect to the Borrower or any other Loan Party shall continue to be available to the Administrative Agent and the Lenders. For the avoidance of doubt, each Loan Party acknowledges and confirms that the agreement of the Administrative Agent and the Lenders signatory hereto temporarily to forbear shall not apply to nor preclude any remedy available to the Administrative Agent or the Lenders in connection with any proceeding commenced under any bankruptcy or insolvency law, including, without limitation, to any relief in respect of adequate protection or relief from any stay imposed under such law. The parties hereto agree that the running of all statutes of limitation and the doctrine of laches applicable to all claims or causes of action that the Administrative Agent or any Lender may be entitled to take or bring in order to enforce its rights and remedies against the Borrower or any other Loan Party are, to the fullest extent permitted by law, tolled and suspended during the Forbearance Period. For the avoidance of doubt, no grace period or period required for a Default to mature or become an Event of Default shall be tolled or suspended by this Forbearance.

5.    Conditions Precedent to Effectiveness. This Forbearance shall become effective on the date (the “Forbearance Effective Date”) upon which each of the conditions precedent set forth below have been satisfied:

(a)the Administrative Agent (or its counsel) shall have received a counterpart of this Forbearance signed by each of the Borrower, the Administrative Agent and the Required Lenders.

(b)immediately after giving effect to the forbearance included in Section 4 hereof, the representations and warranties of the Borrower contained in Article V of the Credit Agreement or any other Loan Document are true and correct in all material respects (or with respect to representations and warranties qualified by materiality, in all respects) on and as of the Forbearance Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date in all material respects (or with respect to representations and warranties qualified by materiality, in all respects), except that the representations and warranties contained in Sections 5.05(a) and (b) of the Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to Sections 6.01(a) and (b) of the Credit Agreement, respectively.

(c)Payment in full of all outstanding reasonable and documented fees and expenses of advisors to the Term B-2 Lenders (including Jones Day, Evercore, and Michael Snyder and Steve Gribbon) upon receipt of invoices.

6.    Agreements of the Loan Parties. The Loan Parties acknowledge and agree that the forbearance upon enforcement of the Specified Defaults is of immediate and material benefit, financial and otherwise, to the Loan Parties, and that neither the Administrative Agent nor the Required Lenders were or are under any obligation to enter into this Forbearance. In consideration of the Administrative Agent’s and the Required Lenders’ willingness to temporarily waive the Specified Defaults on the terms and conditions herein, the Loan Parties agree that, from and after the date hereof, notwithstanding anything to the contrary in the Credit Agreement and notwithstanding any termination or expiration of the Forbearance Period, the Administrative Agent shall be entitled, either directly or indirectly through its counsel, to retain a financial advisor for the benefit of the Administrative Agent and the Revolving Lenders who are not also Term B-2 Lenders, with the Loan Parties agreeing to cooperate with and provide financial information to such financial advisor and to reimburse the Administrative Agent, upon demand therefor, for the reasonable and documented fees and expenses of such financial advisor (it being acknowledged and agreed that all such reasonable and documented fees and expenses of the Administrative Agent’s counsel and any such financial advisor shall constitute Obligations under the Credit Agreement and the other Loan Documents).

7.    Additional Covenants. The Borrower covenants and agrees that:

(a)it shall fully cooperate with the Administrative Agent and the Lenders and shall promptly provide all information, reports and statements reasonably requested by the Administrative Agent or any Lender, including by providing all information and/or documents that the Administrative Agent and/or the Lenders, as applicable, deems in its or their reasonable discretion sufficient to satisfy the information requests submitted to the Company by the Administrative Agent and/or the Lenders signatory hereto prior to the date hereof.

(b)The maximum principal amount of outstanding Revolving Credit Borrowings and L/C Borrowings shall not, at any time during the Forbearance Period, exceed $195,000,000.

(c)If the Milestone in Section 8(b) hereof is not met, the Borrower shall, commencing on April 13, 2019, pay interest on the principal amount of all outstanding Obligations under the Credit Agreement at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

8.    Milestones. The Borrower agrees to the following milestones (each, a “Milestone”)

(a)The Borrower agrees to deliver to Jones Day, Evercore and Morgan Lewis drafts of applicable first day motions, including, without limitation, a proposed order governing the use of cash collateral and/or any motion for approval of DIP financing, as such drafts are completed and at least five (5) business days in advance of any bankruptcy filing.

(b)No later than 5:00 p.m. (New York Time) on April 12, 2019, the Borrower shall have entered into a restructuring support agreement acceptable to holders of at least 50% of the outstanding Term B-2 Loans, in their sole discretion.

9.    Reference to and Effect Upon the Credit Agreement. The Credit Agreement and the other Loan Documents shall remain in full force and effect, and are hereby ratified and confirmed, except, in each case, as expressly modified by this Forbearance. Nothing in this Forbearance shall be interpreted as, or deemed to entitle any Loan Party to, any other forbearance, or waiver, consent, amendment or other modification of any of the terms, conditions, representations, warranties or covenants contained in the Credit Agreement or any other Loan Document in similar or different circumstances. This Forbearance shall constitute a Loan Document for all purposes as of the Forbearance Effective Date and all references to the Credit Agreement in any Loan Document and all references in the Credit Agreement to “this Agreement,” “hereunder,” “hereof” or words of like import referring to the Credit Agreement, shall, unless expressly provided otherwise, shall mean and be a reference to the Credit Agreement, after giving effect to this Forbearance.

10.    Effect and Construction of Forbearance. Except as otherwise expressly provided herein, the Credit Agreement and the other Loan Documents shall remain in full force and effect in accordance with their respective terms, and neither this Forbearance nor the making of any Loans or other Credit Extensions simultaneously herewith or subsequent hereto shall be construed to: (i) impair the validity, perfection or priority of any lien or security interest securing the Obligations; (ii) waive or impair any rights, powers or remedies of the Administrative Agent or the Lenders under the Credit Agreement and the other Loan Documents upon the Forbearance Termination Date, with respect to the Specified Defaults or otherwise; (iii) constitute an agreement by the Administrative Agent or the Lenders or require the Administrative Agent or the Lenders to extend the Forbearance Period or further forbear from exercising its rights and remedies under the Credit Agreement, the Loan Documents or applicable law, extend the term of the Credit Agreement or the time for payment of any of the Obligations; (iv) require the Administrative Agent or the Lenders to make any Loans or other Credit Extensions to the Borrower after the occurrence of the Forbearance Termination Date, other than in the Administrative Agent’s and the Lenders’ sole and absolute discretion; or (v) constitute a forbearance or waiver of any right of the Administrative Agent’s or the Lenders to insist on strict compliance by the Borrower with each and every term, condition and covenant of this Forbearance and the Loan Documents, except as expressly otherwise provided herein.

11.    Representations, Warranties, Covenants and Acknowledgments; Release. To induce the Administrative Agent and Lenders to enter into this Agreement:

(a)Each Loan Party represents and warrants that, upon and after giving effect to this Forbearance, (i) except for the Specified Defaults, each of the representations and warranties made by it under the Loan Documents, other than representations and warranties that speak as of an earlier specified date, are true and correct in all material respects (other than to the extent that any representation and warranty is already qualified as to “materiality” or “Material Adverse Effect”, in which case, such representation and warranty shall be true and correct in all respects), (ii) it has the power and authority and is duly authorized to enter into, deliver and perform this Forbearance, (iii) this Forbearance, the Credit Agreement and each of the other Loan Documents to which it is a party is the legal, valid and binding obligation thereof, enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in equity or in law), (iv) the execution, delivery and performance of this Forbearance in accordance with its terms do not and will not, with the passage of time, the giving of notice or otherwise: (A) require approval of any Governmental Authority or violate any applicable law relating thereto; (B) conflict with, result in a breach of or constitute a default under (1) the articles or certificate of incorporation or organization or by-laws or operating agreement thereof; (2) any indenture, material agreement or other material instrument to which it is a party or by which any of its properties may be bound, or (3) any approval of a Governmental Authority relating thereto; or (C) result in or require the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by it other than Permitted Liens and (v) there exists no Default or Event of Default (other than the Specified Defaults);

(b)Each Loan Party (i) agrees that this Forbearance is not intended to be, and is not, a novation of any of the Loan Documents or any of the Obligations thereunder and does hereby ratify, confirm and reaffirm each of the agreements, covenants, and undertakings made by it under the Credit Agreement and each and every other Loan Document executed by it in connection therewith or pursuant thereto, in each case, as modified by this Forbearance, as if such Loan Party were making said agreements, covenants and undertakings on the effective date hereof, except with respect to such agreements, covenants and undertakings which, by their express terms, are applicable only to a prior specified date, (ii) ratifies and confirms all of its Obligations to the Administrative Agent and the Lenders and (iii) confirms that the Obligations are and remain secured pursuant to the Collateral Documents and pursuant to all other instruments and documents executed and/or delivered by the Loan Parties, as security for the Obligations; and

(c)On and as of the date of this Forbearance, and as a material inducement to the Administrative Agent and Lenders entering into this Forbearance, each Loan Party, on behalf of itself and its respective successors and assigns and legal representatives, hereby forever releases and discharges the Administrative Agent and each of the Lenders and any and all of the Administrative Agent’s and such Lender’s attorneys, agents, servants, predecessors, successors, assigns and assignors, officers, directors and shareholders, jointly and severally, from any and all claims, rights of offset, defenses, counterclaims, objections, demands, controversies, actions, causes of actions, obligations, liabilities, costs, expenses, attorneys’ fees and damages of whatsoever nature and kind, in law or in equity, past or present, known or unknown, suspected or unsuspected, from the beginning of time to the date hereof, pertaining to this Forbearance, the Credit Agreement, the Collateral Documents, and the Obligations.

12.    Costs and Expenses.    The Borrower hereby affirms its obligation under Section 10.04 of the Credit Agreement to reimburse the Administrative Agent for all reasonable out-of-pocket expenses incurred by the Administrative Agent and its Affiliates in connection with the preparation, negotiation, execution and delivery of this Forbearance, including but not limited to the reasonable fees, charges and disbursements of counsel for the Administrative Agent with respect thereto.

13.    Governing Law; etc. This Forbearance shall be governed by, and construed in accordance with, the law of the State of New York. This Forbearance is subject to the provisions of Sections 10.14 and 10.15 of the Credit Agreement relating to submission to jurisdiction, venue, service of process and waiver of right to trial by jury, the provisions which are by this reference incorporated herein in full.

14.    Headings. Section headings herein are included for convenience of reference only and shall not constitute a part hereof for any other purpose or be given any substantive effect.

15.    Counterparts. This Forbearance may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Forbearance by telecopy or other electronic imaging means (including “.pdf”) shall be effective as delivery of a manually executed counterpart of this Forbearance.

16.    Severability. If any provision of this Forbearance or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Forbearance and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

17.    Entire Agreement. This Forbearance sets forth the entire agreement and understanding of the parties with respect to the forbearance upon enforcement of the Specified Defaults as set forth herein and supersedes all prior understandings and agreements, whether written or oral, between the parties hereto relating to such forbearance. No representation, promise, inducement or statement of intention has been made by any party that is not embodied in this Forbearance, and no party shall be bound by or liable for any alleged representation, promise, inducement or statement of intention not set forth herein.

[signature pages follow]

IN WITNESS WHEREOF, the parties have executed this Second Amendment as of the date and year first above written.

MONITRONICS INTERNATIONAL, INC.

By:	/s/ William E. Niles
Name: William E. Niles
Title: Executive Vice President and Secretary

[Signature page Forbearance Agreement]

[BANK OF AMERICA, N.A.]

[Signature page Forbearance Agreement]

[CONSENTING LENDER]

[Signature page Forbearance Agreement]